News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Sr. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS FIRST QUARTER 2008 RESULTS

Year-Over-Year Revenue and Earnings Up Sharply

CHANTILLY, Va., May 6, 2008 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of web-based financial services, today reported financial and operating results for the three months ended March 31, 2008.

• Revenue was $39.2 million, up 27 percent from $30.8 million in first quarter 2007.
• Earnings before interest, taxes, depreciation and amortization (Ebitda), a non-GAAP measure, was
$7.4 million compared to $6.4 million in the prior year. • •
Net loss available to common stockholders was $3.6 million, or $0.12 loss per diluted share. This result compares to a net loss of $9.5 million, or $0.36 loss per diluted share, in 2007.
Core net income, a non-GAAP measure, was $1.5 million versus a loss of $0.2 million in 2007. Core net income per share was $0.05 per share, up from $0.01 loss per share in the prior year.

“It was a quarter executed well,” said Matthew P. Lawlor, chairman and chief executive officer of the Company. “Both revenue and earnings increased sharply, despite considerably lower interest rates and the weight of some unusually high accounting costs.”

Lawlor added, “The benefits of our uniquely integrated payments network, which links financial institutions with billers, is beginning to resonate across our markets. New client sales are strong and we continue to make progress in launching and cross-selling new products. Our divisions are performing well, particularly with eCommerce transaction growth.”

“No doubt, we are all challenged by a weakened economy. At the same time, I am very encouraged by our prospects. Our financial and biller clients recognize the power of self-service and the web to reduce their costs. Our end-to-end capabilities, combining both scale and agility, are compelling to new clients who look to attractive economics and a single point of accountability for their web-based technology, operations and marketing.”

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2008 Business Outlook

The Company provided guidance for second quarter and updated its guidance for full year 2008. These statements are forward-looking, and actual results may differ materially. Guidance is stated in millions, except for per share data.

Second Quarter	Full Year
2007 2008%	2007	2008	%
Actual Guidance Change Actual		Guidance Change

Revenue ($ millions)	$31.9	$37.5-39.5	21%	$135.1	$154.5-$164.5	18%

Ebitda (a)(b)	$7.8	$7.8-9.2	9%	$32.7	$35.5-$40.5	16%

	Earnings ($ per share)

Net (Loss) Income to Common (c)(d)	$(0.04)	$(0.09)-(0.06)	n/a	$0.09	$(0.26)-$(0.16)	n/a

Core Net Income (a)(e)(f)	$0.07	$0.05-0.08	0%	$0.25	$0.30-$0.36	32%

	Share Count (millions)

Basic	26.2	28.9	10%	27.2	29.1	7%

Fully Diluted Shares (g)	28.3	30.7	8%	29.2	31.3	7%

(a)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(b)	Ebitda is defined as earnings before interest, taxes, depreciation, amortization, preferred stock accretion and equity compensation expense.

(c)	Second quarters 2008 and 2007 and full year 2008 net loss available to common stockholders per share is calculated using the number of weighted-average shares outstanding (basic), not fully diluted shares.

(d)	Guidance does not assume the release of any additional tax valuation allowance in 2008, though the Company may do so. Also does not include the impact of any mark-to-market adjustments for derivatives the Company holds or other fair value accounting impacts.

(e)	Core net income is defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance, non-recurring tax charges, income (costs) related to the fair market valuation of certain derivatives and preferred stock accretion related to the redemption premium. Some or all of these items may not be applicable in any given reporting period.

(f)	Excludes amortization of acquisition-related intangible assets of approximately $2.6 and $2.3 million for second quarters 2008 and 2007, respectively, and $9.4 million for full years 2008 and 2007. Excludes equity compensation expense of approximately $1.2 and $0.2 million for second quarters 2008 and 2007, respectively, and $4.9 and $3.2 million for full years 2008 and 2007, respectively. Excludes write-off of fees and other expenses related to senior debt refinancing of approximately $5.6 million for full year 2007. Excludes preferred stock accretion related to the redemption premium of $0.4 million for second quarters 2008 and 2007, and $1.6 and $1.5 million for full years 2008 and 2007, respectively. Excludes income (costs) related to the fair market valuation of certain derivatives of $(0.1) million for second quarter 2007 and $(0.7) and $1.5 million for full years 2008 and 2007, respectively. Excludes a $13.7 million tax benefit from the release of tax valuation allowance for full year 2007. Includes preferred stock accretion of approximately $1.8 and $1.7 million for second quarters 2008 and 2007, respectively, and $7.3 and $6.8 million for full years 2008 and 2007, respectively.

(g)	Only used for the purposes of calculating full year 2007 net income available to common stockholders per share and second quarters and full years 2008 and 2007 core net income per share.

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Today’s Conference Call and Web Cast
Management will host a conference call to discuss the results today at 5:00 p.m. ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on May 6th until midnight on Tuesday, May 13th. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 41575202. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources powers financial technology services for thousands of financial institutions, billers and credit service providers.  Its proprietary suite of account presentation and payment services are branded to its clients, and augmented by marketing services to drive consumer and business end-user adoption.  The Company serves over 10 million end-users and processes $100 billion in bill payments annually.  Founded in 1989, Online Resources (www.orcc.com) is recognized as one of the nation’s fastest growing companies.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data
(Unaudited)

	Total					% Change
						1Q08 vs.
	1Q07	2Q07	3Q07	4Q07	1Q08	4Q07	1Q08 vs. 1Q07
BANKING SERVICES
Users (#K)	3,899	4,317	4,404	4,367	4,456	2%	14%
Account Presentation (#K)	826	989	1,013	1,101	1,180	7%	43%
Payments (#K)[1]	3,260	3,522	3,564	3,459	3,478	1%	7%

Adoption Rate (%)[2]
Account Presentation[3]	26.4%	27.7%	30.7%	32.8%	34.3%	5%	30%
Payments[4]	6.3%	6.7%	6.8%	8.7%	9.0%	3%	43%
Full Service[4]	10.3%	10.7%	11.3%	11.5%	11.7%	2%	14%
Same Store[5]	11.6%	12.0%	12.7%	13.1%	13.1%	0%	13%

Bill Payment Transactions (#M)	40.8	42.1	42.1	41.8	41.8	0%	2%
Full Service (#M)	8.5	8.7	8.8	9.4	9.8	4%	15%
Remittance Only (#M)	32.3	33.4	33.3	32.4	32.0	-1%	-1%

eCOMMERCE SERVICES
Users (#K)[1]	5,610	6,143	7,154	7,956	8,805	11%	57%
Account Presentation (#K)	2,598	2,709	2,925	3,066	3,201	4%	23%
Payments (#K)	3,012	3,434	4,229	4,890	5,604	15%	86%

Bill Payment Transactions (#M)	6.7	7.7	9.2	10.5	12.7	21%	90%

TOTAL COMPANY
Users (#K)[1]	9,509	10,460	11,558	12,323	13,261	8%	39%
Bill Payment Transactions (#M)	47.5	49.8	51.3	52.3	54.5	4%	15%

Notes:

1.	Only includes users that have been active over the past 90 days or were otherwise billable.

2.	Checking accounts are reported by clients and reviewed annually by the Company.

3.	The number of account presentation end-users with checking accounts divided by the 1.9 million total launched checking accounts held with our account presentation banking services clients.

4.	The number of payment services end-users divided by the total launched checking accounts held with all of our banking services payments clients (24.4 million) and our banking services full service payments clients (6.8 million). The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.

5.	The number of payment services end-users divided by the 8.1 million total launched checking accounts held with our banking services payments clients that were launched on or before December 31, 2004. The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.

Online Resources Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	THREE MONTHS ENDED	MARCH 31,
	2008	2007
	(Unaudited)	(Unaudited)
Revenues:
Account presentation services	$2,372	$2,262
Payment services	31,878	23,381
Relationship management services	1,970	2,162
Professional services and other	2,976	3,044
Total revenues	39,196	30,849

Expenses:
Cost of revenues	19,775	15,085

Gross profit	19,421	15,764

General and administrative	9,943	7,086
Selling and marketing	6,233	5,731
Systems and development	2,813	2,329
Total expenses	18,989	15,146

Income from operations	432	618

Other (expense) income
Interest income	212	337
Interest expense, debt issuance costs and other expense	(2,430)	(2,539)
Loss on extinguishment of debt	-	(5,625)
Total other (expense) income	(2,218)	(7,827)

Loss before tax (benefit) provision	(1,786)	(7,209)
Income tax (benefit) provision	(381)	210

Net loss	(1,405)	(7,419)
Preferred stock accretion	2,177	2,035
Net loss available to common stockholders	$(3,582)	$(9,454)

Net loss available to common stockholders per share:
Basic	$(0.12)	$(0.36)
Diluted	$(0.12)	$(0.36)

Shares used in calculation of net loss available to common stockholders per share:
Basic	28,827	25,927
Diluted	28,827	25,927

Reconciliation of net loss to Ebitda (See Note 1):
Net loss	$(1,405)	$(7,419)
Depreciation and amortization (incl. loss on disposal of assets)	5,533	4,822
Equity compensation expense	1,416	979
Other expense	2,218	7,827
Income tax (benefit) provision	(381)	210
Ebitda (See Note 1)	$7,381	$6,419

Notes:

1.	Ebitda is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

2.	Core net income is a non-GAAP measure defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance, non-recurring tax charges, income (costs) related to the fair market valuation of certain derivatives and preferred stock accretion related to the redemption premium. Some or all of these items may not be applicable in any given reporting period.

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	MARCH 31,	DECEMBER 31,
	2008	2007
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,094	$13,227
Consumer deposits receivable	-	8,279
Short-term investments	4,450	9,135
Accounts receivable, net	21,029	16,546
Deferred tax asset	819	902
Prepaid expenses and other current assets	8,024	7,595
Total current assets	43,416	55,684

Property and equipment, net	28,792	26,852
Deferred tax asset, less current portion	33,420	32,914
Goodwill	184,390	184,300
Intangible assets	34,299	36,924
Deferred implementation costs, less current portion and other assets	6,279	4,043
Total assets	$330,596	$340,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,756	$2,001
Consumer deposits payable	-	10,555
Accrued expenses	6,794	7,513
Notes payable, senior secured debt	12,750	9,562
Interest payable	52	72
Deferred revenues, current portion and other current liabilities	8,818	8,356

Total current liabilities	32,170	38,059

Notes payable, senior secured debt, less current portion	72,250	75,438
Deferred revenues, less current portion and other long-term liabilities	6,358	6,508

Total liabilities	110,778	120,005

Redeemable convertible preferred stock	84,718	82,542

Stockholders’ equity	135,100	138,170
Total liabilities and stockholders’ equity	$330,596	$340,717

Online Resources Corporation
Condensed Consolidated Statements of Cash Flows

(In thousands)

	THREE MONTHS ENDED MARCH 31,
	2008	2007
	(Unaudited)	(Unaudited)

Operating activities
Net loss	$(1,405)	$(7,419)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,501	4,796
Equity compensation expense	1,416	979
Write off and amortization of debt issuance costs	95	4,037
Loss on disposal of assets	32	26
Provision (benefit) for losses on accounts receivable	11	(58)
Loss on investments	111	—
Change in fair value of stock price protection	1,387	—
Change in fair value of theoretical swap derivative	(682)	—
Loss on cash flow hedge derivative security	86	87
Loss on preferred stock derivative security	—	73
Changes in operating assets and liabilities, net of acquisitions:
Consumer deposit receivable	8,279	—
Consumer deposit payable	(10,555)	—
Changes in certain assets and liabilities	(4,843)	488

Net cash (used in) provided by operating activities	(567)	3,009
Investing activities
Purchases of property and equipment	(4,703)	(4,037)
Sales of available-for-sale securities	3,075	—

Net cash used in investing activities	(1,628)	(4,037)
Financing activities
Net proceeds from issuance of common stock	300	807
Payments for ITS stock protection	(2,229)	—
Purchase of cash flow derivative	—	(121)
Debt issuance costs and prepayment penalty on refinancing of senior notes	—	(3,178)
Repayment of 2006 notes	—	(85,000)
Proceeds from issuance of 2007 notes	—	85,000
Repayment of capital lease obligations	(9)	(10)

Net cash used in financing activities	(1,938)	(2,502)

Net increase decrease in cash and cash equivalents	(4,133)	(3,530)
Cash and cash equivalents at beginning of year	13,227	31,189

Cash and cash equivalents at end of year	$9,094	$27,659